POWER OF ATTORNEY

We, the undersigned directors and/or officers of Lincoln Life & Annuity Company of New York, hereby constitute and appoint Delson R. Campbell, Kimberly A. Genovese, Daniel P. Herr, Michelle Grindle, Jeffrey L. Smith, Jassmin McIver-Jones, Carolyn Augur, Rachel C. Fischer, Nadine Rosin, Brittany Speas and John D. Weber, individually, our true and lawful attorneys-in-fact, with full power to each of them to sign for us, in our names and in the capacities indicated below, any Registration Statements and any and all amendments to Registration Statements; including exhibits, or other documents filed on Forms N-6 or N-4 or any successors or amendments to these Forms, filed with the Securities and Exchange Commission, under the Securities Act of 1933 and/or Securities Act of 1940, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to any amendment to said Registration Statements as follows:

Variable Life Insurance Separate Accounts:

Lincoln Life & Annuity Flexible Premium Variable Life Account M (811-08559)

VUL-I / VULcv

VULcv-II / VUL Flex ES

VULcv-III ES

VULdb / VULdb ES

VULdb-II ES

VULone ES / VULone 2005 ES

Momentum VULone / Momentum VULone 2005

VULcv-IV ES

VULdb-IV ES

AssetEdge VUL

AssetEdge VUL/AssetEdge Exec VUL 2015

VULone 2007

VULone 2010

LLANY Separate Account R for Flexible Premium Variable Life (811-08651)	SVUL / SVUL ES SVUL-II ES SVUL-III ES SVUL-IV ES/PreservationEdge SVUL SVULone ES Momentum SVULone SVULone 2007
LLANY Separate Account S for Flexible Premium Variable Life (811-09257)	CVUL Series III ES LCV4 ES LCV5 ES / LCC VUL
Lincoln Life & Annuity Flexible Premium Variable Life Account Y (811-21029)	American Legacy VULcv-III American Legacy VULdb-II American Legacy SVUL-III American Legacy VULcv-IV American Legacy VULdb-IV American Legacy SVUL-IV/PreservationEdge SVUL American Legacy AssetEdge
Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B	Lincoln Ensemble II NY VUL

Variable Annuity Insurance Separate Accounts:

Lincoln Life & Annuity Variable Annuity Account H (811-08441)

American Legacy III

American Legacy III B Class

American Legacy III C Share

American Legacy III Plus

American Legacy III View

American Legacy Design

American Legacy Signature

American Legacy Fusion

American Legacy Series

American Legacy Advisory

American Legacy Target Date Income B Share

American Legacy Target Date Income Advisory

Shareholder’s Advantage

Shareholder’s Advantage A Class

Lincoln Life & Annuity Variable Annuity Account L (811-07785)	Group Variable Annuity
Lincoln New York Account N for Variable Annuities (811-09763)

ChoicePlus Assurance (A Share)

ChoicePlus Assurance (A Class)

ChoicePlus Assurance (B Share)

ChoicePlus Assurance (B Class)

ChoicePlus Assurance (C Share)

ChoicePlus Assurance (L Share)

ChoicePlus Assurance (Bonus)

ChoicePlus

ChoicePlus II

ChoicePlus Access

ChoicePlus II Access

ChoicePlus II Advance

ChoicePlus II Bonus

ChoicePlus Design

ChoicePlus Signature

ChoicePlus Fusion

ChoicePlus Series

ChoicePlus Prime

ChoicePlus Advisory

Lincoln InvestmentSolutions

Lincoln Investor Advantage

Lincoln Investor Advantage 2018

Lincoln Investor Advantage Fee-Based

Lincoln Investor Advantage Advisory

Core Income

Lincon Life & Annuity Company of New York N-4 Registration Statement	Lincoln Level Advantage 2 B Share Lincoln Level Advantage 2 Advisory

Except as otherwise specifically provided herein, the power-of-attorney granted herein shall not in any manner revoke in whole or in part any power-of-attorney that each person whose signature appears below has previously executed. This power-of-attorney shall not be revoked by any subsequent power-of-attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power-of-attorney or specifically states that the instrument is intended to revoke all prior general powers-of-attorney or all prior powers-of-attorney.

This Power-of-Attorney may be executed in separate counterparts each of which when executed and delivered shall be an original; but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, of the undersigned.

Signature	Title

/s/Ellen G. Cooper
Ellen G. Cooper	President and Director
Signed electronically: 3/21/25 at 9:11 am

/s/Christopher Neczypor
Christopher M. Neczypor Signed electronically: 3/21/25 at 2:19 pm	Executive Vice President, Chief Financial Officer and Director

/s/Jayson R. Bronchetti
Jayson R. Bronchetti Signed electronically: 3/22/25 at 6:44 am	Executive Vice President, Chief Investment Officer and Director

/s/Mark E. Konen
Mark E. Konen Signed electronically: 3/21/25 at 10:04 am	Director

/s/M. Leanne Lachman
M. Leanne Lachman Signed electronically: 3/29/25 at 9:58 am	Director

/s/Louis G. Marcoccia
Louis G. Marcoccia Signed electronically: 3/21/25 at 10:20 am	Director

/s/Dale LeFebvre
Dale LeFebvre Signed electronically: 3/27/25 at 2:11 pm	Director

/s/Adam M. Cohen
Adam M. Cohen Signed electronically: 3/25/25 at 1:57 pm	Senior Vice President, Treasurer and Chief Accounting Officer

We, Delson R. Campbell, Kimberly A. Genovese, Daniel P. Herr, Michelle Grindle, Jeffrey L. Smith, Jassmin McIver-Jones, Carolyn Augur, Rachel C. Fischer, Nadine Rosin, Brittany Speas and John D. Weber, have read the foregoing Power of Attorney. We are the person(s) identified therein as agent(s) for the principal named therein. We acknowledge our legal responsibilities.

/s/Delson R. Campbell	/s/Rachel C. Fischer
Delson R. Campbell	Rachel C. Fischer
Signed electronically: 3/21/25 at 11:04 am	Signed electronically: 3/21/25 at 9:27 am

/s/Kimberly A. Genovese	/s/Daniel P. Herr
Kimberly A. Genovese	Daniel P. Herr
Signed electronically: 3/21/25 at 9:11 am	Signed electronically: 3/23/25 at 12:42 pm

/s/Nadine Rosin	/s/Michelle Grindle
Nadine Rosin	Michelle Grindle
Signed electronically: 3/21/25 at 9:11 am	Signed electronically:3/21/25 at 9:56 am

/s/Jeffrey L. Smith	/s/John D. Weber
Jeffrey L. Smith	John D. Weber
Signed electronically: 3/21/25 at 11:56 am	Signed electronically: 3/24/25 at 5:42 am

/s/Jassmin McIver-Jones	/s/Carolyn Augur
Jassmin McIver-Jones	Carolyn Augur
Signed electronically: 3/24/25 at 11:19 am	Signed electronically: 3/23/25 at 5:01 pm

/s/Brittany S. Speas
Brittany S. Speas
Signed electronically: 3/21/25 at 11:29 am

Version: March 2025